EXHIBIT 10(d)
                         HOUSTON INDUSTRIES INCORPORATED
                           DEFERRED COMPENSATION PLAN

                       (As Established September 1, 1985)

                                 FIFTH AMENDMENT

              Houston Industries Incorporated, a Texas corporation (the "Company"), having established the Houston Industries Incorporated Deferred Compensation Plan, effective September 1, 1985 (the "Plan"), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend Article Five of the Plan by adding the following Section 5.8 thereto, effective August 1, 1995:

              "5.8 TERMINATIONS UNDER THE 1995 VOLUNTARY EARLY RETIREMENT
              PROGRAM.

                     (a) PRIOR TO EARLY RETIREMENT DATE. Notwithstanding any
              other provision of the Plan to the contrary, if the employment of a Participant who fulfills the requirements for the Voluntary Early Pension for 1995 Program participants under Section 9.7(a) of the Houston Industries Incorporated Retirement Plan is terminated prior to the first day of the month coincident with or next following the date of the Participant's 60th birthday, distribution shall not be made as described in Section 5.1(a)-(c), but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable interest rate specified in the Participant's Agreement for each Participation Year, from the Commencement Date through the date of payment, (y) shall pay such amount in 15 annual installment payments, commencing the first day of the month following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, and (z) shall not pay any equal annual installments (as described in Section 5.1(a)-(b)) to such Participant.

                     (b) AFTER EARLY RETIREMENT DATE. If the employment of a
              Participant is terminated voluntarily as described in subsection
              (a) above but after the Participant's Early Retirement Date, distributions (including the equal annual installments) shall be made as otherwise provided in this Article Five.

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                     (c) COMMUTATION. Any installment payments hereunder may be commuted as provided in Section 5.1(e)."

              IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 18th day of May, 1995, but effective as of the date stated herein.

                                            HOUSTON INDUSTRIES INCORPORATED



                                            By  /s/ D. D. SYKORA
                                                    D. D. Sykora
                                                    President and Chief
                                                    Operating Officer
ATTEST:

  /s/ RICHARD B. DAUPHIN
      Richard B. Dauphin
      Assistant Corporate Secretary
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